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                                                                    EXHIBIT 99.1


                  CLEAR CHANNEL EXPECTS TO EXCEED 2ND QUARTER GUIDANCE


CLEAR CHANNEL REAFFIRMS 2ND QTR GUIDANCE

SAN ANTONIO, TX (JULY, 2002) - The Company announced today that it expects to exceed its 2nd quarter guidance of $600 -$615 million in EBITDA. As previously announced, the Company will release earnings on July 31 before the markets open.


ABOUT CLEAR CHANNEL WORLDWIDE

Visit our website at http://www.clearchannel.com.

Clear Channel Worldwide, headquartered in San Antonio, Texas, is a global leader in the out-of-home advertising and entertainment industries with radio and television stations, outdoor advertising displays, and live entertainment productions and venues throughout the US and in 65 countries around the world.

Certain statements in this release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Visit our website at www.clearchannel.com